Exhibit 10(m)

                                         Board of Directors Amended
                                                     April 10, 1995


                    DEFERRED COMPENSATION PLAN
                               FOR
                      NON-EMPLOYEE DIRECTORS
                                OF
                    PHILLIPS PETROLEUM COMPANY



Section 1.  Purpose of the Plan

The purpose of the Deferred Compensation Plan for Non-Employee
Directors ("Plan") is to provide a program whereby a member of the Board of Directors of Phillips Petroleum Company ("Company") who is not an officer, present employee, nor former employee of the Company or any of its subsidiaries ("Non-Employee Director") may defer the payment of all or a specific amount of the cash compensa-tion payable to the Non-Employee Director for all services rendered as a Non-Employee Director ("Compensation") and may defer the payment of all or a portion of the lump sum payment from the Non-Employee Director Retirement Plan ("Retirement Payment").

Section 2.  Election or Indication of Preference to Defer


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(a) Compensation.  For each calendar year, a Non-Employee Director may elect to have payment of part or all of the Non-Employee Director's Compensation deferred. On or before December 1 of each year, the election to defer Compensation to be earned in the next calendar year may be made by giving written notice thereof to the Corporate Secretary. Such election to defer becomes irrevocable on the last day of the year in which the election is made.

(b) Retirement Payment. If a Non-Employee Director prefers to defer under this Plan all or part of the lump sum payment from the Non-Employee Director Retirement Plan, the Non-Employee Director must indicate such preference to the Chief Executive Officer (CEO) of the Company. The Non-Employee Director's preference must be received by the Corporate Secretary in the period beginning 365 days prior to and ending no less than 30 days prior to the date the retirement payment is to be made. Such indication must be in writing signed by the Non-Employee Director and must state the portion of the lump sum payment the Non-Employee Director desires to be deferred. The CEO shall consider such indication of preference as submitted and shall decide whether to accept or reject the preference expressed as


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    soon as practicable.  Such indication of preference, if
    accepted, becomes irrevocable on the date of such acceptance.

Section 3.  Deferred Compensation Accounts

(a) Credit for Deferral. The Company will establish and maintain an account for each Non-Employee Director who elects to defer Compensation and/or a Retirement Payment in which will be credited the amounts deferred. Amounts deferred shall be credited as soon as practicable after the date assigned to the deferral by the Company.

(b) Designation of Investments. The amount in each Non-Employee Director's Deferred Compensation Account shall be deemed to have been invested and reinvested from time to time, in such "eligible securities" as the Non-Employee Director shall designate. Prior to or in the absence of a Non-Employee Director's designation, the Company shall designate an "eligible security" in which the Non-Employee Director's Deferred Compensation Account shall be deemed to have been invested until designation instructions are received from the Non-Employee Director. Eligible securities are those securi-


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    ties designated by the Treasurer of the Company.  The Treasurer of the Company may include as eligible securities, stocks listed on a national securities exchange, and bonds, notes, debentures, corporate or governmental, either listed on a national securities exchange or for which price quotations are published in The Wall Street Journal and shares issued by investment companies commonly known as "mutual funds". The Non-Employee Director's Deferred Compensation Account will be adjusted to reflect the deemed gains, losses and earnings as though the amount deferred was actually invested and reinvested in the eligible securities for the Non-Employee Director's Deferred Compensation Account.

    Notwithstanding anything to the contrary in this section 3(b), in the event the Company actually purchases or sells such securities in the quantities and at the times the securities are deemed to be purchased or sold for a Non-Employee Director's Deferred Compensation Account, the Account shall be adjusted accordingly to reflect the price actually paid or received by the Company for such securities after adjustment for all transaction expenses incurred (including without limitation brokerage fees and stock transfer taxes).


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    In the case of any deemed purchase not actually made by the
    Company, the Deferred Compensation Account shall be charged with a dollar amount equal to the quantity and kind of securities deemed to have been purchased multiplied by the fair market value of such security on the date of reference and shall be credited with the quantity and kind of securities so deemed to have been purchased. In the case of any deemed sale not actually made by the Company, the account shall be charged with the quantity and kind of securities deemed to have been sold, and shall be credited with a dollar amount equal to the quantity and kind of securities deemed to have been sold multiplied by the fair market value of such security on the date of reference. As used herein "fair market value" means in the case of a listed security the closing price on the date of reference, or if there were no sales on such date, then the closing price on the nearest preceding day on which there were such sales, and in the case of an unlisted security the mean between the bid and asked prices on the date of reference, or if no such prices are available for such date, then the mean between the bid and asked prices to the nearest preceding day for which such prices are available.


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    The Treasurer may also designate a Fund Manager to provide services which may include recordkeeping, Non-Employee Director accounting, Non-Employee Director communication, payment of installments to the Non-Employee Director, tax reporting and any other services specified by the Company in agreement with the Fund Manager.

(c) Payments. A Non-Employee Director's Deferred Compensation Account shall be debited with respect to payments made from the account pursuant to this Plan as of the date such payments are made from the account. The payment shall be made as soon as practicable, but no later than 30 days, after the installment payment date.

    If any person to whom a payment is due hereunder is under legal disability as determined in the sole discretion of the Plan Administrator, the Company shall have the power to cause the payment due such person to be made to such person's guardian or other legal representative for the person's benefit, and such payment shall constitute a full release and discharge of the Company and any fiduciary of the Plan.


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(d) Statements.  At least one time per year the Company or the
    Company's designee will furnish each Non-Employee Director a written statement setting forth the current balance in the Non-Employee Director's Deferred Compensation Account, the amounts credited or debited to such account since the last statement and the payment schedule of deferred amounts and deemed gains, losses and earnings accrued thereon as provided by the deferred payment option selected by the Non-Employee Director.

Section 4.  Deferred Payment Options

(a) Payment Options for Compensation. A Non-Employee Director, at the time notice of election to defer Compensation is given, shall also specify in writing whether the Compensation deferred by such election and any deemed gains, losses and earnings accrued thereon is to be paid in one lump sum or in annual installments of not less than 5 nor more than 10. If a lump sum payment is selected, the Non-Employee Director will specify the date the lump sum payment is to be made so long as the date is the first day of a calendar quarter, and is at least one year from the date of the election or is specified as the first day of the calendar quarter following retirement under the


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    terms of the Non-Employee Director Retirement Plan.  If annual installments of not less than 5 nor more than 10 are selected, the first installment will begin as soon as practicable after the first day of the calendar quarter which is on or after the Non-Employee Director's retirement. After a payment option is selected the first time a Non-Employee Director elects to defer Compensation, all subsequent deferrals of Compensation will be the same payment option.

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 b)  Payment Options for Retirement Payment.
    (i) The payment option for a deferred Retirement Payment for a Non-Employee Director who has previously deferred Compensation will be the same as the payment option for the deferred Compensation.

    (ii) The payment option for a deferred Retirement Payment for a Non-Employee Director who has not previously deferred Compensation may be elected by the Non-Employee Director at the time the Non-Employee Director submits a preference to defer all or part of the lump sum Retirement payment. The payment options in this situation are: annual installments of not less than 5 nor more than 10, in semi-annual installments of not less than 10 nor more than 20, or in quarterly installments of not less than 20 nor more than 40.
            The first installment to commence as soon as practicable after any date specified by the Non-Employee
            Director, so long as such date is the first day of a calendar quarter and is at least one year from the date the payout option was elected. Subject to
            Section 5, if the CEO, accepts the Non-Employee

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            Director's indication of preference, the election of
            the method of payment of the deferred Retirement
            Payment shall become irrevocable.

(c) Payment Option Revision. If a Non-Employee Director specified annual installments of not less than 5 nor more than 10 pursuant to Section 4(a) herein, the Non-Employee Director may at any time during a period beginning 365 days prior to and ending 90 days prior to the date the Non-Employee Director retires under the terms of the Non-Employee Director Retirement Plan, in the manner prescribed by the Company, revise such payment option and elect one of the following payment options in place of such payment option:

    (i) annual installments of not less than 5 nor more than 10,
    (ii) semi-annual installments of not less than 10 nor more than 20, or
    (iii) quarterly installments of not less than 20 nor more than 40,


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    with the first installment to commence, as soon as practicable following any date specified by the Non-Employee Director so long as such date is the first day of a calendar quarter, is on or after the Non-Employee Director's first day of retirement and is at least one year from the date the payment option was revised.

(d) Installment Amount. The amount of each installment shall be determined by dividing the balance in the Non-Employee Director's Deferred Compensation Account as of the date the installment is to be paid, by the number of installments remaining to be paid (inclusive of the current installment).

Section 5.  Death of Non-Employee Director

Upon the death of a Non-Employee Director, the Non-Employee
Director's beneficiary or beneficiaries designated in accordance with Section 6 of this Plan, or, in the absence of an effective beneficiary designation, the spouse, children (natural or adopted), or the legal representative(s) of the deceased Non-Employee
Director, in that order of priority, shall receive the beneficiary's or beneficiaries' portion of the payments in


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accordance with the deferred payment schedule selected by the
Non-Employee Director, whether the Non-Employee Director's death occurred before or after such payments have commenced; provided, however, such payments may be made in a different manner if the beneficiary or beneficiaries entitled to receive such payments, due to an unanticipated emergency caused by an event beyond the control of the beneficiary or beneficiaries that results in financial hardship to the beneficiary or beneficiaries, so requests and the CEO gives written consent to the method of payment requested.

Section 6.  Designation of Beneficiary

Each Non-Employee Director who defers under this Plan shall designate a beneficiary or beneficiaries to receive the entire balance of the Non-Employee Director's Deferred Compensation Account by giving signed written notice of such designation to the Corporate Secretary. The Non-Employee Director may from time to time change or cancel any previous beneficiary designation in the same manner. The last written beneficiary designation received by the Corporate Secretary shall be controlling over any prior designation and over any testamentary or other disposition. After receipt by the Corporate Secretary of such written designation, it


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shall take effect as of the date on which it was signed by the
Non-Employee Director, whether the Non-Employee Director is living at the time of such receipt, but without prejudice to the Company on account of any payment made under this Plan before receipt of such designation.

Section 7.  Nonassignability

The right of a Non-Employee Director or beneficiary or other person who becomes entitled to receive payments under this Plan shall not be pledged, assigned or subject to garnishment, attachment or any other legal process by the creditors of or other claimants against the Non-Employee Director, beneficiary, or other such person.

Section 8.  Administration, Interpretation and Amendment

The Plan shall be administered by the Chief Executive Officer of the Company. The decision of the Chief Executive Officer with respect to any questions arising as to the interpretation of this Plan, including the severability of any and all of the provisions thereof, shall be final, conclusive and binding. The Company reserves the right to amend this Plan from time to time or to


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terminate the Plan entirely, provided, however, that no amendment may affect the balance in a Non-Employee Director's account on the effective date of the amendment. A Non-Employee Director shall not participate in a decision to amend or terminate this Plan. In the event of termination of the Plan, the Chief Executive Officer in the Chief Executive Officer's sole discretion, may elect to pay in one lump sum as soon as practicable after termination of the Plan, the balance then in the Non-Employee Director's account.

Section 9.  Nonsegregation

Amounts deferred pursuant to this Plan and the crediting of amounts to a Non-Employee Director's Deferred Compensation Account shall represent the Company's unfunded and unsecured promise to pay compensation in the future. With respect to said amounts, the relationship of the Company and a Non-Employee Director shall be that of debtor and general unsecured creditor. While the Company may make investments for the purpose of measuring and meeting its obligations under this Plan such investments shall remain the sole property of the Company subject to claims of its creditors generally, and shall not be deemed to form or be included in any part of the Deferred Compensation Account.


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Section 10. Funding

All amounts payable under the Plan are unfunded and unsecured benefits and shall be paid solely from the general assets of the Company and any rights accruing to the Non-Employee Director or the beneficiary under this Plan shall be those of an unsecured general creditor; provided, however, that the Company may establish a grantor trust to pay part or all of its Plan payment obligations so long as the Plan remains unfunded for federal tax purposes.

Section 11. Miscellaneous

(a) Except as otherwise provided herein, the Plan shall be binding upon the Company, its successors and assigns, including but not limited to any corporation which may acquire all or substan-tially all of the Company's assets and business or with or into which the Company may be consolidated or merged.

(b) This Plan shall be construed, regulated, and administered in accordance with the laws of the State of Oklahoma except to the extent that said laws have been preempted by the laws of the United States.


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Section 12. Effective Date of the Plan

This Plan is amended and restated effective as of April 10, 1995.


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